UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Gamida Cell Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Gamida Cell Ltd. (the “Company”) has determined to cancel the Special Meeting of Shareholders previously scheduled for February 14, 2023 (the “Special Meeting”) and to defer the consideration of the matter proposed. The Company scheduled the Special Meeting to consider a proposal (the “Proposal”) to approve, in accordance with Listing Rule 5635(d) of the Nasdaq Stock Market (“Nasdaq”) and Sections 270(5), 274 and 328(b)(1) of the Israeli Companies Law 5759-1999, and regulations promulgated thereunder (the “Companies Law”), the potential issuance of ordinary shares that may result from exchange of or payments on the First Lien Secured Note issued by the Company’s wholly owned subsidiary, Gamida Cell Inc., on December 12, 2022.

While the Company may still seek the approval of the Proposal if and as required to comply with applicable Nasdaq Listing Rules and Companies Law provisions, the Company’s board of directors has determined that it is in the current interests of the Company’s shareholders to cancel the Special Meeting.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2023

Gamida Cell Ltd.

(Exact name of registrant as specified in its Charter)

Israel	001-38716	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue, 7th Floor Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

(617) 892-9080

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, NIS 0.01 par value	GMDA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Gamida Cell Ltd. (the “Company”) has determined to cancel the Special Meeting of Shareholders previously scheduled for February 14, 2023 (the “Special Meeting”) and to defer the consideration of the matter proposed. The Company scheduled the Special Meeting to consider a proposal (the “Proposal”) to approve, in accordance with Listing Rule 5635(d) of the Nasdaq Stock Market (“Nasdaq”) and Sections 270(5), 274 and 328(b)(1) of the Israeli Companies Law 5759-1999, and regulations promulgated thereunder (the “Companies Law”), the potential issuance of ordinary shares that may result from exchange of or payments on the First Lien Secured Note issued by the Company’s wholly owned subsidiary, Gamida Cell Inc., on December 12, 2022.

While the Company may still seek the approval of the Proposal if and as required to comply with applicable Nasdaq Listing Rules and Companies Law provisions, the Company’s board of directors has determined that it is in the current interests of the Company’s shareholders to cancel the Special Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMIDA CELL LTD.

January 30, 2023	By:	/s/ Josh Patterson
Josh Patterson
General Counsel

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